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                                   Exhibit 11

                   COMPUTATON OF NET INCOME PER COMMON SHARE
                   (in thousands -- except per share amounts)


                                                    BASIC                       DILUTED
                                              Year ended June 30,         Year ended June 30
                                               1998        1997            1998       1997
                                               ----        ----            ----       ----
Income before extraordinary loss and
  cumulative effect of change in
  accounting principle...................    $52,330     $50,865          $52,330     $50,865

Extraordinary loss on repurchase of
  subordinated notes, net of taxes.......         --        (633)              --        (633)

Cumulative effect of change
  in accounting principle................     (6,922)         --           (6,922)         --
                                             --------    --------         --------    --------

Net income...............................    $45,408     $50,232          $45,408     $50,232
                                             ========    ========         ========    ========

Average common shares outstanding
  during the period......................     43,483      43,271           43,483      43,271
Average treasury shares held
  during the period......................     (3,867)     (2,499)          (3,867)     (2,499)
Common shares issuable with
  respect to common equivalents
  for stock options......................          0           0              886         985
                                             --------    --------         --------    --------
Average common shares outstanding........     39,616      40,772           40,502      41,757
                                             ========    ========         ========    ========

Earnings per share:
---------------------------

Income before extraordinary loss and
  cumulative effective of change in
  accounting principle...................    $  1.32     $  1.25          $  1.29     $  1.22

Extraordinary loss on repurchase of
  subordinated notes, net of taxes.......         --       (0.02)              --       (0.02)

Cumulative effect of change
  in accounting principle................      (0.17)         --            (0.17)         --
                                             --------    --------         --------    --------

Net income...............................    $  1.15     $  1.23          $  1.12     $  1.20
                                             ========    ========         ========    ========

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